EXHIBIT 10.44

DISCOUNTED PAYOFF AGREEMENT

This Discounted Payoff Agreement (this “Agreement”) is entered into as of October 14, 2009, by and among Philadelphia Plaza-Phase II, LP, a Pennsylvania limited partnership (“Borrower”), Thomas Properties Group, L.P., a Maryland limited partnership (“Sponsor”), James A. Thomas (“Thomas”), TCS SPE 1, L.P., a Delaware limited partnership (“TCS 1”), TCS SPE 2, L.P., a Delaware limited partnership (“TCS 2”), TCS SPE 3, L.P., a Delaware limited partnership (“TCS 3”), TCS Mezzanine GP, LLC, a Delaware limited liability company (“TCS Mezz”), TCS SPE Associates, L.P. a Delaware limited partnership (“TCS Associates”), TPG-TCS Holding Company, LLC, a Delaware limited liability company (“TPG-TCS” and, together with Borrower, Sponsor, Thomas, TCS 1, TCS 2, TCS 3, TCS Mezz and TCS Associates, each a “Borrower Party” and, collectively, the “Borrower Parties”), DB Realty Mezzanine Investment Fund II, L.L.C., a Delaware limited liability company (“Senior Mezz Lender”) and DB Realty Mezzanine Parallel Fund II, LLC, a Delaware limited liability company (“Junior A Mezz Lender” and, together Senior Mezz Lender, collectively, “Lender”).

RECITALS

A. Pursuant to that certain Senior Mezzanine Loan Agreement, dated July 31, 2003, among Borrower, TCS 1 and Senior Mezz Lender (the “Senior Mezz Loan Agreement”), Senior Mezz Lender made a loan to Borrower in the amount of $49,130,000.00 (the “Senior Mezz Loan”).

B. Pursuant to that certain Junior A Mezzanine Loan Agreement, dated July 31, 2003, among Borrower, TCS 2 and Junior A Mezz Lender (the “Junior Mezz Loan Agreement” and, together with the Senior Mezz Loan Agreement, collectively, the “Loan Agreements”), Junior A Mezz Lender made a loan to Borrower in the amount of $3,500,000.00 (the “Junior Mezz A Loan” and, together with the Senior Mezz Loan, collectively, the “Loans”).

C. Subject to the conditions set forth in this Agreement, Lender has agreed to accept a cash payment of $25,000,000.00 in full and complete satisfaction of the Loans.

D. Capitalized terms used herein without definition have the meanings assigned thereto in the Senior Mezz Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the various agreements set forth herein below, the parties hereto agree as follows:

ARTICLE 1

DISCOUNTED PAYOFF; DEPOSIT

1.1 Discounted Payoff. Borrower agrees to pay to Lender an amount equal to $25,000,000.00 (the “Discounted Payoff Amount”) in cash by wire transfer of immediately available funds to the account specified on Schedule 1 attached hereto prior to 5:00 pm (New

York City time) on November 30, 2009 (the “Outside Payoff Date”), subject to Section 1.3 hereof. Provided that each of the conditions set forth in Section 2.1 hereof have been satisfied, Lender agrees to accept the Discounted Payoff Amount in full and complete satisfaction of the Loans. Upon acceptance of the Discounted Payoff Amount by Lender in accordance with the terms hereof, the obligations of all Borrower Parties under the Loan Documents and Junior A Mezzanine Loan Documents shall be deemed satisfied and released as if, and to extent, such obligations are satisfied and released upon payment in full of all amounts due under the Loans, subject only to Section 3.1 hereof.

1.2 Deposit.

(a) Prior to 5:00 pm (New York City time) on October 16, 2009, Borrower shall deposit with Lender an amount equal to $6,000,000.00 (the “Deposit”) in cash by wire transfer of immediately available funds to the account specified on Schedule 1 attached hereto. Provided that each of the conditions set forth in Section 2.1 have been satisfied prior to the Outside Payoff Date (as the same may be extended pursuant to Section 1.3 hereof), the amount of the Deposit will be credited toward the Discounted Payoff Amount. If Borrower fails to satisfy each of the conditions set forth in Section 2.1 prior to the Outside Payoff Date (as the same may be extended pursuant to Section 1.3 hereof), then (i) Lender shall be entitled to retain a portion of the Deposit equal to $1,000,000 (as the same may be increased pursuant to Section 1.3 hereof, the “Liquidated Damages Payment”) as liquidated damages for Borrower’s breach of the terms of this Agreement, (ii) the remainder of the Deposit ($5,000,000) shall be applied by Lender to the Loans on the Outside Payment Date (as the same may be extended pursuant to Section 1.3 hereof) in the following order: first, to any accrued and unpaid interest on the Junior Mezz A Loan; second, to the outstanding principal amount of the Junior Mezz A Loan; third, to any accrued and unpaid interest on the Senior Mezz Loan; and fourth, to the outstanding principal amount of the Senior Mezz Loan, and (iii) the provisions of Section 2.3 hereof shall apply. In such event, Lender shall have no obligation to treat the Liquidated Damages Payment as a partial prepayment of the Loans and no portion of the Liquidated Damages Payment shall be applied to the principal amount of the Loans or any other amounts owed to Lender under the Loan Documents and/or the Junior A Mezzanine Loan Documents. THE PARTIES AGREE THAT LENDER’S ACTUAL DAMAGES IN THE EVENT OF A FAILURE BY BORROWER TO PAY THE DISCOUNTED PAYOFF AMOUNT IN ACCORDANCE WITH THE TERMS HEREOF WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE LIQUIDATED DAMAGES PAYMENT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT LENDER WOULD INCUR IN SUCH EVENT.

(b) Notwithstanding Section 1.2(a), if prior to 5:00 pm (New York City time) on October 30, 2009, Borrower informs Lender by written notice that it has elected not to pay the Discounted Payoff Amount in accordance with the terms hereof, then Lender shall (i) retain the Liquidated Damages Payment as liquidated damages hereunder and (ii) return the remainder of the Deposit to Borrower. In such event, (a) Lender’s agreement to accept the Discounted Payoff Amount shall be deemed terminated and of no further force or effect, (b) neither Borrower nor any other party shall be entitled to a discounted payoff of the Loans, (c) Lender shall have no obligation to treat the Liquidated Damages Payment as a partial prepayment of the Loans and no portion of the Liquidated

Damages Payment shall be applied to the principal amount of the Loans or any other amounts owed to Lender under the Loan Documents and/or the Junior A Mezzanine Loan Documents and (d) the Loan Documents and the Junior Mezzanine A Loan Documents shall remain in full force and effect and continue to control the relationship between the parties. No portion of the Deposit or Additional Deposit (defined below) shall be refundable to Borrower after 5:00 pm (New York City time) on October 30, 2009.

1.3 Extension of Outside Payoff Date. Borrower shall have the one-time right to extend the Outside Payoff Date to 5:00 pm (New York City time) on December 29, 2009, provided that (a) Borrower shall not be in default of its obligations hereunder and no Event of Default shall have occurred and be continuing under any of the Loan Documents, the Junior A Mezzanine Loan Documents or the Senior Loan Documents, (b) Borrower shall have provided Lender with written notice of its election to so extend the Outside Payoff Date no later than 5:00 pm (New York City time) on November 16, 2009, and (c) Borrower shall have deposited with Lender an amount equal to $7,000,000 (the “Additional Deposit”) in cash by wire transfer of immediately available funds to the account specified on Schedule 1 attached hereto no later than 5:00 PM (New York City time) on November 30, 2009. Once made, the Additional Deposit shall be deemed to constitute a portion of the Deposit hereunder and shall be applied in accordance with the terms hereof applicable to the Deposit. If, after the making of the Additional Deposit, Borrower fails to satisfy each of the conditions set forth in Section 2.1 prior to the Outside Payoff Date, then (i) the Liquidated Damages Payment shall be increased to $2,000,000 and Lender shall be entitled to retain such amount as liquidated damages for Borrower’s breach of the terms of this Agreement, (ii) the remaining amount of the Deposit ($11,000,000) shall be applied by Lender to the Loans on the Outside Payment Date (as extended pursuant to this Section 1.3) in the following order: first, to any accrued and unpaid interest on the Junior Mezz A Loan; second, to the outstanding principal amount of the Junior Mezz A Loan; third, to any accrued and unpaid interest on the Senior Mezz Loan; and fourth, to the outstanding principal amount of the Senior Mezz Loan, and (iii) the provisions of Section 2.3 hereof shall apply.

ARTICLE 2

CONDITIONS TO ACCEPTANCE OF DISCOUNTED PAYOFF AMOUNT

2.1 Conditions to Acceptance of the Discounted Payoff. Lender’s agreement to accept the Discounted Payoff Amount in full satisfaction of the Loans shall be conditioned upon the satisfaction or waiver of each of the following conditions precedent prior to the Outside Payoff Date (as the same may be extended pursuant to Section 1.3 hereof):

(a) Borrower shall have made the Deposit in accordance with Section 1.2 hereof and, if applicable, the Additional Deposit in accordance with Section 1.3 hereof.

(b) Borrower shall have provided Lender with notice of its intention to pay the Discounted Payoff Amount two (2) business days prior the date on which Borrower pays the Discounted Payoff Amount.

(c) Borrower shall have paid to Lender the Discounted Payoff Amount in accordance with Section 1.1 hereof (less the Deposit).

(d) No Event of Default shall have occurred and be continuing under any of the Senior Loan Documents and no monetary Event of Default or material non-monetary Event of Default shall have occurred and be continuing under any of the Loan Documents or the Junior A Mezzanine Loan Documents; and

(e) Any and all unpaid costs and expenses of Lender incurred in connection with the Loans and this Agreement of which Borrower has notice at least two (2) business days prior to the date on which Borrower pays the Discounted Payoff Amount, including, without limitation, Lender’s attorneys’ fees, shall have been paid by Sponsor.

2.2 Closing. Upon Lender’s receipt of the Discounted Payoff Amount and Lender’s confirmation that the conditions set forth in Section 2.1 have been satisfied, Lender shall provide Borrower with written confirmation that the Loans have been satisfied in full.

2.3 Failure of Conditions to Closing.

(a) If Borrower fails to satisfy each of the conditions set forth in Section 2.1 above prior to the Outside Payoff Date (as the same may be extended pursuant to Section 1.3 hereof), (a) Lender’s agreement to accept the Discounted Payoff Amount shall be deemed terminated and of no further force or effect, (b) Lender shall be entitled to retain the Liquidated Damages Payment (as the same may be increased pursuant to Section 1.3 hereof) , as liquidated damages, (c) the Deposit (less the Liquidated Damages Payment) shall be applied by Lender to the Loans on the Outside Payment Date (as the same may be extended pursuant to Section 1.3 hereof) in the following order: first, to any accrued and unpaid interest on the Junior Mezz A Loan; second, to the outstanding principal amount of the Junior Mezz A Loan; third, to any accrued and unpaid interest on the Senior Mezz Loan; and fourth, to the outstanding principal amount of the Senior Mezz Loan, (d) neither Borrower nor any other party shall be entitled to a discounted payoff of the Loans and (e) the Loan Documents and the Junior Mezzanine A Loan Documents shall remain in full force and effect and continue to control the relationship between the parties.

(b) If Borrower pays the Discounted Payoff Amount, but Lender determines that an Event of Default has occurred and continues under the Senior Loan Documents at the time of such payment, then (i) Lender shall immediately notify the Borrower of same, (ii) Lender shall return the Discounted Payoff Amount (less the Deposit) to Borrower within two (2) business days of receipt thereof and (iii) the provision of clause (a) above shall apply.

ARTICLE 3

REINSTATEMENT; WAIVER: COSTS AND EXPENSES; LOAN DOCUMENTS

3.1 Reinstatement. Notwithstanding Lender’s acceptance of the Discounted Payoff Amount in accordance with the terms hereof, all obligations of Borrower to Lender under the Loan Documents and the Junior A Mezzanine Loan Documents will be reinstated in full if, for any reason, any portion of the Discounted Payoff Amount is rescinded, restored or otherwise required by a court of law having proper jurisdiction to be returned by Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Sponsor agrees to indemnify Lender on demand for all costs and expenses that Lender incurs in connection with such rescission or restoration of the Discounted Payoff Amount, or any portion thereof, including, without limitation, any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference or fraudulent transfer. In addition, if any portion of the Discounted Payoff Amount is rescinded, restored or otherwise required by a court of law having proper jurisdiction to be returned by Lender, Borrower Parties agree that they shall cause Lender to be placed in the same secured position with respect to the Collateral as Lender was in prior to the acceptance of the Discounted Payoff Amount.

3.2 Waiver and Release of Claims. In consideration of Lender’s agreement to accept the Discounted Payoff Amount in full satisfaction of the Loans in accordance with the terms hereof, each Borrower Party, for itself and for and on behalf of each of its past, present and future direct or indirect related entities (whether or not such entities are wholly owned) and each of its past, present and future officers, directors, shareholders, members, partners, trustees, agents, employees, shareholders and attorneys (as well as their predecessors, successors and assigns) (collectively, the “Releasing Parties”), hereby forever releases, waives, remises, acquits and discharges Lender and any and all of its divisions, subsidiaries, parents, affiliates and other direct or indirect related entities (whether or not such entities are wholly-owned) and each of its past, present and future directors, trustees, fiduciaries, administrators, officers, agents, employees, shareholders and attorneys (as well as their predecessors, successors and assigns) (collectively, the “Released Parties”) of and from all manner of actions, causes of action, claims, claims of usury, suits, bonds, bills, covenants, controversies, agreements, promises, trespasses, damages (whether general, special or punitive), judgments, executions, demands, indebtedness (either as principal obligor or as surety or other accommodation party), liabilities, obligations, costs, losses, attorneys’ fees and expenses (whether or not litigation is commenced), liens and indemnities of every kind and nature whatsoever, whether fixed or contingent, known or unknown, suspected or unsuspected, foreseen or unforeseen and whether based on contract, tort, statute or other legal or equitable theory of recovery (collectively, “Claims”) which the Releasing Parties, or any of them, now have, ever had, or hereafter can, shall or may have, or may hereafter assert, or which may hereafter arise against one or more of the Released Parties for or by reason of any Claims arising or accruing at any time on or prior to the date hereof in connection with, arising out of, or to arise or accrue hereafter in connection with, or in any way relating, directly or indirectly, to the following: (a) the Loans, (b) the Loan Documents and/or the Junior A Mezzanine Loan Documents, (c) the Property, (d) any matters pertaining to any of the discussions, communications, correspondence, negotiations or dealings among the Releasing Parties and the Released Parties relating to the Loans, (e) the lender-borrower relationship created by the Loans and evidenced by the Loan Documents and/or the Junior A Mezzanine Loan Documents, and (f) any matters arising out of or in any way relating to any of the foregoing; provided, however, that the Claims released pursuant to this Section 3.2 shall not include any Claim arising from Lender’s obligations under this Agreement.

3.3 Costs and Expenses. Sponsor shall pay to Lender upon demand all costs and expenses (including, without limitation, all reasonable attorneys’ fees) actually incurred by Lender in connection with the collection, enforcement, protection or preservation of any right or claim of Lender under this Agreement, any document or agreement entered into in connection herewith, the Loan Documents or the Junior A Mezzanine Loan Documents.

3.4 Loan Documents. Each Borrower Party hereby ratifies and reaffirms its obligations under the Loan Documents and the Junior A Mezzanine Loan Documents and represents and warrants to Lender that the provisions thereof are and remain legal, valid and binding obligations of such Borrower Party enforceable in accordance with their terms. Nothing contained herein is intended to modify or amend any of the terms of the Loan Agreements or any other Loan Document or Junior A Mezzanine Loan Documents and the Loan Agreements and each of the other Loan Documents and Junior A Mezzanine Loan Documents shall remain in full force and effect in accordance with their respective terms. Nothing contained herein, nor in any other communication (whether written, oral or electronic) or contact with, or conduct by, between or among the Lender or any Borrower Party shall constitute (or be deemed to constitute or be construed as) a (i) waiver, modification, alteration, amendment or release of any of the Lender’s various rights, powers or remedies against any Borrower Party or any other party to any of the Loan Documents or Junior A Mezzanine Loan Documents or pursuant to applicable law, (ii) course of dealing obligating the Lender to provide any additional or other accommodations, financial or otherwise, to any Borrower Party or any other party to any of the Loan Documents or Junior A Mezzanine Loan Documents at any time other than those expressly set forth in the Loan Documents and Junior A Mezzanine Loan Documents, or (iii) commitment or any agreement to make a commitment with respect to any possible waiver, amendment, consent or other modification of the terms provided in the Loan Agreements or any other Loan Document or Junior A Mezzanine Loan Document.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Each Party. Each party to this Agreement severally, and not jointly, hereby represents and warrants to the other party that:

(a) Such party (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws, and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement.

(b) Such party’s execution, delivery, and performance of this Agreement has not resulted and will not result in a breach of any provision of (i) its organizational documents, (ii) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to such party, (iii) any judgment, injunction, decree or determination applicable to such party, or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which such party may be bound or to which any of its assets are subject.

(c) This Agreement (i) has been duly and validly authorized, executed, and delivered by such party and (ii) is its legal, valid, and binding obligation, enforceable against such party in accordance with their respective terms, except as such enforceability against such party may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by the court’s discretion in relation to equitable remedies.

(d) Except for applicable federal and state securities filings, to the knowledge of such party, no notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other entity is or will be required for such party to execute, deliver, and perform its obligations under, this Agreement.

4.2 Additional Representations and Warranties of Borrower and Sponsor. Borrower and Sponsor hereby represent and warrant, as of the date here and as of the date of the payment of the Discounted Payoff Amount, that:

(a) No agent, broker, person or firm acting on behalf of, or under the authority of, Borrower or Sponsor is or will be entitled, directly or indirectly, to any commission, broker’s or finder’s fees or other remuneration from Borrower or Sponsor, or to Borrower’s and Sponsor’s knowledge, from any other party, in connection with any of the transactions contemplated by this Agreement.

(b) There is no action, order, writ, injunction, judgment or decree, or any claim, suit, litigation, proceeding, labor dispute, arbitration, or governmental audit or investigation pending or, to the best of Borrower’s and Sponsor’s knowledge, threatened against Borrower or Sponsor which would affect Borrower’s and Sponsor’s ability to perform their obligations under this Agreement or otherwise affect the transactions contemplated by this Agreement. Borrower and Sponsor are not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency.

(c) No proceedings are (i) pending against Borrower or Sponsor or (ii) to the best of Borrower’s and Sponsor’s knowledge, threatened against such parties before any relevant Governmental Authority that could reasonably be expected to adversely affect the transactions contemplated by this Agreement.

(d) As of the date hereof, the outstanding principal balance of the Senior Mezz Loan is $31,554,080.32 and the outstanding principal balance of the Junior A Mezz Loan is $3,500,000.00.

(e) No Event of Default exists under any of the Loan Documents, the Junior A Mezzanine Loan Documents or the Senior Loan Documents.

(f) No portion of the funds used to pay the Deposit and/or the Discounted Payoff Amount were, or will be, required to be deposited by Borrower in any account established pursuant to the Senior Loan Documents and no portion of such funds were, or will be, derived from revenue from the Property.

ARTICLE 5

MISCELLANEOUS

5.1 Waiver. The parties hereto may by written agreement (i) extend the time for or waive or modify the performance of any of the obligations or other acts of the parties hereto or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement.

5.2 Notices. All notices, requests, demands, waivers, consents, approvals, or other communications which are required or permitted hereunder shall be in writing and shall be delivered personally, sent by reputable overnight courier service (such as Federal Express), sent by telecopier (with a copy mailed or sent by courier service not later than the next day), or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below:

If to any Borrower Party:	Philadelphia Plaza-Phase II, LP
c/o Thomas Properties Group Inc.
City National Plaza
515 South Flower Street, Sixth Floor
Los Angeles, California 90071
Attention: John Sischo and Paul Rutter
Facsimile: (213) 633-4760

If to Lender:	c/o RREEF
280 Park Avenue, 23rd Floor
New York, New York 10017
Attention: Drew Fung
Facsimile: (212) 454-6616

With a copy to:	Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
Attention: Jeffrey J. Temple
Facsimile: (212) 930-3620

or to such other address or telecopier number as the party entitled to receive such notice may, from time to time, specify in writing to the other party. Any such notice shall be deemed given when actually received by the party to whom notice is being given, when receipt is confirmed by telephone or answer-back of any notice given by telecopier, or on the third (3rd) day after dispatch by UPS or a comparable courier service.

5.3 Entire Agreement. This Agreement embodies the entire agreement between the parties regarding the subject matter herein and there have been and are no agreements, representations or warranties, oral or written between the parties other than those set forth or provided for in this Agreement. This agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by both of the parties.

5.4 Rights Under this Agreement; Nonassignability. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party without the prior written consent of the other party. Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.5 Governing Law; Submission to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to Agreements made and to be performed in the State of New York and shall be construed without regard to (i) any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York and (ii) any presumption or other rule requiring the construction of an agreement against the party causing it to be drafted.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH BORROWER PARTY HEREBY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER PARTY DOES HEREBY DESIGNATES AND APPOINTS:

CT Corporation

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AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER PARTY (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, AND (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS).

5.6 Waiver of Jury Trial. EACH PARTY HERETO VOLUNTARILY AND IRREVOCABLY WAIVES ANY CONSTITUTIONAL OR OTHER RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ASSERTED IN ANY CIVIL ACTION BY OR AGAINST THE OTHER OF THEM, CONCERNING THIS AGREEMENT, ANY AGREEMENT, INSTRUMENT OR DOCUMENT DELIVERED OR TO BE DELIVERED PURSUANT TO THIS AGREEMENT, ANY ACT OR FAILURE TO ACT WITH RESPECT TO THIS AGREEMENT OR ANY SUCH AGREEMENT, INSTRUMENT OR DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHETHER SUCH CLAIM OR CAUSE OF ACTION ARISES UNDER CONTRACT, IN TORT OR OTHERWISE.

5.7 Headings; References to Sections. The headings of the sections, paragraphs and subparagraphs of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references herein to Sections, unless otherwise indicated, are references to sections of this Agreement.

5.8 Counterparts. This Agreement may be executed by manual or facsimile signature or email signature sent in .pdf or .tif format in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

5.9 Modification. This Agreement may only be amended by a writing signed by all parties to this Agreement.

5.10 Non-Avoidance and Further Assurances. The parties hereto, at any time before, at or after the acceptance of the Discounted Payoff Amount by Lender, shall execute, acknowledge and deliver any further deeds, assignments, conveyances, assumptions and other agreements, assurances, documents or instruments reasonably requested by any party, and will take any action consistent with the terms of this Agreement that may reasonably be requested by any party, for the purposes of effectuating the transactions contemplated by this Agreement, in each case at no cost to the party that is being asked to execute, acknowledge and deliver documents or to take action. Further, each of the parties agrees that it will not by any voluntary act, deed, or omission avoid or seek to avoid the performance or observation of any of the covenants or conditions to be performed by it.

5.11 Construction. Whenever the singular number is used herein and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa. This Agreement is prepared and executed in the English language only, and any translation of this Agreement into any other language shall have no effect.

5.12 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights, the parties may have by law, statute, ordinance or otherwise.

5.13 Prevailing Party. In the event of any legal or equitable proceeding to enforce any of the terms or conditions of this Agreement, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the prevailing party in such proceeding shall be entitled to recover its reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs of defense paid or incurred in good faith, it being understood and agreed that (a) the determination of the prevailing party shall be included in the matters which are the subject of such action, appeal or suit, and (b) reasonable legal fees and expenses incurred in pursuing any prevailing party fees and expenses shall be covered by this provision.

5.14 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

5.15 Third Party Beneficiaries. No person other than a party hereto shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights or remedies hereunder or by reason hereof.

5.16 Drafting. The parties hereto shall be deemed the mutual drafters of this Agreement.

5.17 Confidentiality. The terms of this Agreement shall be kept strictly confidential by the Borrower Parties and their respective principals, partners, representatives, agents, officers and employees; provided, however, that any Borrower Party shall have the right to disclose the existence of this Agreement, and the terms hereof, to the extent such disclosure is required by any rules or laws applicable to such party, including, without limitation, the disclosure requirements of the United States Securities and Exchange Commission.

5.18 Structure of the Transaction. At Sponsor’s request, Lender agrees to reasonably cooperate with Sponsor in order to structure the transaction as a sale of the Loans to Sponsor or its Affiliate for a purchase price equal to the Discounted Payoff Amount, provided that (i) the sale of the Loans must occur prior to the Outside Payoff Date (as the same may be extended pursuant to Section 1.3 hereof) and otherwise in accordance with the terms hereof, and Sponsor must provide Lender with a reasonable amount of time to prepare the loan sale documents, (ii) such loan sale documents shall be in forms acceptable to Lender without any representation or warranties with respect to the Loans whatsoever, other than that Lender is the sole holder of the Loans and has not pledged or encumbered the Loans, and (iii) the sale of the Loans shall be permitted under the terms of the Intercreditor Agreement and Sponsor shall obtain, prior to the Outside Payoff Date (as the same may be extended pursuant to Section 1.3 hereof), all consents or other approvals required in order to consummate the sale of the Loans, including, without limitation, any consent or approval required under that certain Intercreditor Agreement, dated July 31, 2003, among Lender, Junior B Mezzanine Lender and Senior Lender. If Lender and Sponsor are unable to agree on the form of the loan sale documents or, for any other reason the sale of the Loans cannot be consummated prior to the Outside Payoff Date (as the same may be extended pursuant to Section 1.3 hereof), then Borrower shall remain obligated to pay the Discounted Payoff Amount in accordance with the terms hereof. In the event the transaction is structured as a sale of the Loans, notwithstanding Section 5.4, Sponsor will have the right to assign its rights hereunder to a newly formed entity or entities to enter into the loan sale documents and take title to such Loans, but such assignment shall not release any Borrower Party from their respective obligations hereunder to pay the purchase price for such Loans or to make the other payments required by this Agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have duly executed this Discounted Payoff Agreement as of the date first above written.

Lender:

DB Realty Mezzanine Investment Fund II, L.L.C., a Delaware limited liability company

By:	/s/ Drew D. Fung
Name:	Drew D. Fung
Title:	VP

DB Realty Mezzanine Parallel Fund II, LLC, a Delaware limited liability company

By:	/s/ Drew D. Fung
Name:	Drew D. Fung
Title:	VP

Borrower Parties:

Philadelphia Plaza-Phase II, LP, a Pennsylvania limited partnership

By:	TCS-Gen Par, LLC, its general partner

By:	/s/ James A. Thomas
Name:	JAMES A. THOMAS
Title:	PRESIDENT

Thomas Properties Group, L.P., a Maryland limited partnership

By:	Thomas Properties Group, Inc., a Delaware corporation, its general partner

By:	/s/ Paul S. Rutter
Name:	PAUL S. RUTTER
Title:	EXECUTIVE VICE PRESIDENT/GENERAL COUNSEL

/s/ James A. Thomas
James A. Thomas, individually

TCS SPE 1, L.P., a Delaware limited partnership

By:	TCS Mezzanine GP, LLC, a Delaware limited liability company, its General Partner

By:	Thomas Properties Group, L.P., a Maryland limited partnership, its Managing Member

By:	Thomas Properties Group, Inc., a Delaware corporation, its General Partner

By:	/s/ Paul S. Rutter
Name:	PAUL S. RUTTER
Title:	EXECUTIVE VICE PRESIDENT/GENERAL COUNSEL

TCS SPE 2, L.P., a Delaware limited partnership

By:	TCS Mezzanine GP, LLC, a Delaware limited liability company, its General Partner

By:	Thomas Properties Group, L.P., a Maryland limited partnership, its Managing Member

By:	Thomas Properties Group, Inc., a Delaware corporation, its General Partner

By:	/s/ Paul S. Rutter
Name:	PAUL S. RUTTER
Title:	EXECUTIVE VICE PRESIDENT/GENERAL COUNSEL

TCS SPE 3, L.P., a Delaware limited partnership

By:	TCS Mezzanine GP, LLC, a Delaware limited liability company, its General Partner

By:	Thomas Properties Group, L.P., a Maryland limited partnership, its Managing Member

By:	Thomas Properties Group, Inc., a Delaware corporation, its General Partner

By:	/s/ Paul S. Rutter
Name:	PAUL S. RUTTER
Title:	EXECUTIVE VICE PRESIDENT/GENERAL COUNSEL

TCS Mezzanine GP, LLC, a Delaware limited liability company

By:	Thomas Properties Group, L.P., a Maryland limited partnership, its Managing Member

By:	Thomas Properties Group, Inc., a Delaware corporation, its General Partner

By:	/s/ Paul S. Rutter
Name:	PAUL S. RUTTER
Title:	EXECUTIVE VICE PRESIDENT/GENERAL COUNSEL

TCS SPE Associates, L.P., a Delaware limited partnership

By:	TPG-TCS Holding Company, LLC, a Delaware limited liability company, its General Partner

By:	Thomas Properties Group, L.P., a Maryland limited partnership, its sole Member and Manager Member

By:	Thomas Properties Group, Inc., a Delaware corporation, its General Partner

By:	/s/ Paul S. Rutter
Name:	PAUL S. RUTTER
Title:	EXECUTIVE VICE PRESIDENT/GENERAL COUNSEL

TPG-TCS Holding Company, LLC, a Delaware limited liability company

By:	Thomas Properties Group, L.P., a Maryland limited partnership, its sole Member and Manager

By:	Thomas Properties Group, Inc., a Delaware corporation, its General Partner

By:	/s/ Paul S. Rutter
Name:	PAUL S. RUTTER
Title:	EXECUTIVE VICE PRESIDENT/GENERAL COUNSEL

Schedule 1

Wire Instructions

Bank of America

New York, New York

ABA: 026 009 593

A/C Name: DB Realty Mezz

A/C #: 5800967852